Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Contact: Michael Carlotti	Media Contact: Mike Trask
Vice President, Treasury and Investor Relations	Corporate Communications Manager
(702) 584-7995	(702) 584-7451
MCarlotti@ballytech.com	MTrask@ballytech.com

BALLY TECHNOLOGIES, INC. COMPLETES ACQUISITION OF SHFL ENTERTAINMENT, INC.

Combination creates a world-class, end-to-end gaming technology innovator with the industry’s most diversified product suite and several successful brands

LAS VEGAS, November 25, 2013 — Bally Technologies, Inc. (NYSE: BYI) (“Bally”), a leader in gaming machines, table-game products, casino-management systems, interactive applications, and networked and server-based systems for the global gaming industry, today announced that it has completed the acquisition of SHFL entertainment, Inc. (NASDAQ Global Select Market: SHFL) (“SHFL”).  As previously announced, SHFL shareholders are receiving $23.25 per share in cash for each share of SHFL stock.  The transaction is valued at approximately $1.3 billion, including assumed net debt.

“We are thrilled to announce the successful completion of our acquisition of SHFL, marking the beginning of a combination of two best-in-class, highly complementary and customer-centric gaming technology companies that will be even stronger together.  I want to personally thank everyone involved in the process which led to a successful and accelerated close,” said Ramesh Srinivasan, Bally Technologies’ President and Chief Executive Officer.  “Bally and SHFL both have a strong culture of commitment to innovation, responsive customer service, and quickly adapting to change in a fast-paced industry.  As a combined company, we believe we will enhance our ability to serve our customers, accelerate innovation, improve upon our collective product portfolio, and deliver meaningful long-term value to our shareholders.”

Srinivasan continued, “We have dedicated significant resources towards integration-planning efforts over the past several months which have reinforced our expectations around the business and financial objectives for the acquisition.  Our integration-planning efforts have exceeded our initial expectations as demonstrated by the accelerated closing of the acquisition, day one assembly of a combined world-class executive management team, and rapid identification of incremental opportunities for revenue and synergy development.  We look forward to providing an update on our second quarter fiscal year 2014 earnings call in early February 2014.”

In connection with the acquisition, Bally amended and restated its existing $1.1 billion credit facility and closed a new $1.1 billion Term Loan B facility with an all-in yield of 4.375 percent.  Proceeds from the new Term Loan B facility and excess capacity under the existing credit facility will be used to fund the acquisition and pay related fees and expenses.

About Bally Technologies, Inc.

Founded in 1932, Bally Technologies (NYSE: BYI) provides the global gaming industry with innovative games, table-game products, systems, mobile, and iGaming solutions that drive revenue and provide operating efficiencies for gaming operators.  For more information, please contact Laura Olson-Reyes, Senior Director, Marketing & Corporate Communications, at 702-584-7742, or visit http://www.ballytech.com.  Connect with Bally on Facebook, Twitter, YouTube, LinkedIn, and Pinterest.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “estimate,” “should,” “potential,” “opportunity,” or similar terminology.  These statements are based upon management’s current expectations, beliefs, assumptions and estimates and are not guarantees of future results or performance.  Similarly, statements herein that describe the acquisition of SHFL and other statements of management’s expectations, beliefs, assumptions, estimates and goals are forward-looking statements.  It is uncertain whether any of the events or results anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company or the price of Bally’s stock.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: (i) the ability of Bally to successfully integrate SHFL’s operations, product lines and technology; (ii) the ability of Bally to implement its plans, forecasts and other expectations with respect to SHFL’s business and realize additional opportunities for growth and innovation; and (iii) the other risks, uncertainties and important factors contained and identified (including under the heading “Risk Factors”) in Bally’s and SHFL’s filings with the Securities and Exchange Commission, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements contained herein.  Forward-looking statements reflect Bally’s management’s analysis as of the date of this release.  Bally does not undertake to revise these statements to reflect subsequent developments, except as required under the federal securities laws.  Readers are cautioned not to place undue reliance on any of these forward-looking statements.

— BALLY TECHNOLOGIES, INC. —